UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): March 30, 2005

Trinsic, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE

Section 8 — Other Events

Item 8.01 Other Events

      The case known as Z-Tel Communications, Inc. v. SBC Communications Inc., et al., Civil No. 5:03-CV-229, in the United States District Court for the Eastern District of Texas, Texarkana Division has been settled and dismissed with prejudice. In conjunction with the settlement, our subsidiary Trinsic Communications, Inc. (formerly Z-Tel Communications, Inc.) will receive proceeds of $14 million and the parties have mutually resolved certain outstanding billing disputes. From our proceeds, we will be responsible for expenses and attorneys' fees approximating $8 million. On a net basis, the settlement of the foregoing billing disputes is consistent with Trinsic's prior accounting treatment relative to those disputes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 31, 2005.

TRINSIC, INC.
BY: /s/ Horace J. Davis, III
Name:	Horace J. Davis, III
Title:	Acting Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.